EXHIBIT 13.4

INTERCEPT ENERGY SERVICES INC. SUITE
600-666 Burrard Street
Vancouver BC V6C 3P6

NOTICE OF CHANGE OF AUDITOR

To:	Alberta Securities Commission British Columbia Securities Commission Grant Thornton LLP K R Margetson Ltd.

NOTICE IS HEREBY GIVEN that, on the advice of the audit committee of the Intercept Energy Services Inc. (the "Company"), the board of directors of the Company resolved on November 14, 2013 that:

a)	The resignation of K R Margetson Ltd, Chartered Accountant, to be effective November 15, 2013 , as auditors of the Company be accepted, and

b)
Grant Thorton LLP, Chartered Accountants, be appointed as auditors of the Company to be effective November 15, 2013, to hold office until the next annual meeting at remuneration to be fixed by the directors.

In accordance with National Instrument 51-102 Continuous Disclosure Obligations ("NI 51-102") we confirm that:

a)	K R Margetson Ltd Chartered Accountant, resigned on its own initiative as auditor of the Company;

b)
K R Margetson Ltd., Chartered Accountant, has not expressed any reservation in its reports for the two most recently completed fiscal years of the Company, nor for the period from the most recently completed period for which K R Margetson Ltd., Chartered Accountant, issued an audit report in respect of the Company and the date of this notice;

c)
the resignation of K R Margetson Ltd., Chartered Accountant, and appointment of Grant Thornton LLP, Chartered Accountants, as auditors of the Company were both considered by the audit committee and approved by the board of directors of the Company;

d)
in the opinion of Corporation, and the Board of Directors of the Company, there have been no Reportable Events” as defined in NI 51-102 in connection with the audits of the two most recently completed financial years of the Company, nor any period from the most recently completed period for which K R Margetson Ltd., Chartered Accountant, issued an audit report in respect of the Company and the date of this notice; and

e)	the notice, resignation, and letters of the auditors have been reviewed by the Audit Committee and the Board of Directors.

Dated November 15, 2103

Per:	signed "William (Bill) Cromb" William Cromb CFO

K. R. MARGETSON LTD.	Chartered Accountants
#210, 905 West Pender Street	Tel: 604.641.4450
Vancouver BC	Direct line: 604.398.5392
V6C 1L6	Toll free fax: 1.855.603.3228
Canada

November 15, 2013

British Columbia Securities Commission
701 West Georgia Street
P.O. Box 10142 Pacific Centre
Vancouver, BC V7Y 1L2
Attention: Financial Reporting

Alberta Securities Commission
4th Floor, 300 - 5th Avenue S.W.
Calgary, AB T2P 3C4
Attention: Executive Director

TSX Venture Exchange
P.O. Box 11633
#2700, 650 West Georgia Street
Vancouver, BC V6B 4N9

Dear Sirs:

Re: Intercept Energy Services Inc. (formerly Global Green Matrix Corp) ("the Company")

We have read the notice of Change of Auditor dated November 15, 2013 from the Company (the “Notice”), delivered to us pursuant to National Instrument 51-102 – Continuous Disclosure Obligations. We confirm that we agree with each statement contained in the Notice, based on our knowledge of such information at this date.

Yours very truly,

/s/ K.R. Margetson Ltd.

Chartered Accountants
Vancouver BC

November 15, 2013

To:	British Columbia Securities Commission
	Alberta Securities Commission TSX Venture Exchange	Grant Thornton LLP Suite 1600, Grant Thornton Place 333 Seymour Street Vancouver, BC V6B 0A4 T +1 604 687 2711 F +1 604 685 6569 www.GrantThornton.ca
Dear Sirs/Mesdames:

Re:           Intercept Energy Services Inc. (formerly Global Green Matrix Corp.) (“the Company”) – Change of Auditor

We acknowledge receipt of a Notice of Change of Auditor (the “Notice”) dated November 15, 2013, delivered to us by the Company in respect of the appointment of Grant Thornton LLP as auditors of the Company to be effective as of November 15, 2013, and the resignation of K R Margetson Ltd. Chartered Accountants effective November 15, 2013.

Pursuant to National Instrument 51-102 – Continuous Disclosure Obligations, we have reviewed the information contained in the Notice of Change of Auditor of Intercept Energy Services Inc. dated November 15, 2013 and, based on our knowledge of such information at this time, we agree with each of the statements made in the Notice.

Yours very truly,
Grant Thornton LLP

/s/ Grant Thornton LLP

Vancouver, British Columbia

Cc:           Intercept Energy Services Inc.

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